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                                                                     EXHIBIT 1.1

                                12,500,000 SHARES

                          PREMIUM STANDARD FARMS, INC.

                    COMMON STOCK (PAR VALUE $0.01 PER SHARE)

                             UNDERWRITING AGREEMENT

[-], 2005

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                                                   [-], 2005

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Piper Jaffray & Co.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

      The shareholders named in Schedule I hereto (each a "SELLING SHAREHOLDER" and collectively, the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters named in Schedule II hereto (the "UNDERWRITERS") an aggregate of 12,500,000 shares (the "FIRM SHARES") of the Common Stock (par value $0.01 per share) of Premium Standard Farms, Inc., a Delaware corporation (the "COMPANY"). Each Selling Shareholder is selling the amount set forth opposite such Selling Shareholder's name under "Number of Firm Shares To Be Sold" in Schedule I hereto.

      The Selling Shareholders also severally propose to sell to the several Underwriters not more than an additional 1,875,000 shares of the Common Stock (par value $0.01 per share) of the Company (the "ADDITIONAL SHARES"), with each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name under "Number of Additional Shares To Be Sold" in Schedule I hereto as more fully described herein, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock (par value $0.01 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." Certain of the Selling Shareholders (each, a "WARRANTHOLDER") are selling shares of Common Stock (the "WARRANT SHARES") they will be issued upon the exercise of warrants (the "WARRANTS") currently exercisable for shares of Common Stock.

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the

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"REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

      Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES." Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

      Credit Suisse First Boston LLC ("CSFB") has agreed, at the request of the Company and without compensation, to act as "qualified independent underwriter" within the meaning of 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares.

      1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

      (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

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except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (d) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

      (e) This Agreement has been duly authorized, executed and delivered by the Company.

      (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; and except as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to subscribe to or purchase from the Company, or obligation of the Company to issue, shares of the Company.

      (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the sale of the Shares by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable.

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      (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision (i) of applicable law; (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) or (iv) for such contraventions as could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and Prospectus, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

      (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

      (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

      (l) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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      (m) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations, and all orders, agreements, determinations and all other provisions having the force and effect of law relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants, contaminants, noise or odor ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses and other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted or as otherwise described in the Registration Statement and Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license and approval, except where such noncompliance with or liability under Environmental Laws, failure to receive required permits, licenses and other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (n) There are no costs, obligations or liabilities pursuant to Environmental Laws and/or environmental theories of common law (including, without limitation, any current or future capital or operating expenditures required for clean-up, corrective action, upgrades, pollution control equipment or methods, closure of properties or compliance with Environmental Laws or any permit, license, approval, judgment, order, decree or agreement, or any related constraints on operating activities and any potential liabilities to third parties) to which the Company or any of its subsidiaries is subject, other than costs, obligations or liabilities described in the Registration Statement and the Prospectus and costs, obligations or liabilities which could not reasonably be expected, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as described in the Registration Statement and the Prospectus.

      (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has

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not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Registration Statement and the Prospectus.

      (q) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Registration Statement and Prospectus or such as could not, singly or in the aggregate, be reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no outstanding options, rights of first offer or rights of first refusal to purchase any such real properties, Leasehold Improvements or any portion thereof or interest therein, which could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, legal, binding, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus. The Company has obtained a written consent to the transactions hereunder from the landlord and from the prime landlord under the Lease Agreement, dated May 1, 2003, between SSB Realty, LLC, as landlord, and the Company, as tenant.

      (r) (i) The classification of each parcel of real property owned or leased by the Company and its subsidiaries under applicable zoning laws, ordinances and regulations permits the use and occupancy of such parcel and the operation of its business as currently conducted thereon and permits all improvements located thereon as currently constructed, used and occupied, (ii) all certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "REAL PROPERTY PERMITS") of all governmental authorities, board of fire underwriters, association or any other entity having jurisdiction over such owned and leased real properties, which are required or appropriate to use or occupy such owned and leased real properties or operate the business as currently conducted or as otherwise described in the Registration Statement and the Prospectus, if any, have been issued and are in full force and effect, (iii) the Company has not received any notice from any governmental authority or other entity having jurisdiction over the owned and leased real properties threatening a suspension, revocation, modification or cancellation of any Real Property Permit, if any exists, and, to the Company's knowledge, there is no basis for the issuance of any such notice or the taking of any such action and

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(iv) the Real Property Permits, if any, will remain in effect after the closing hereunder without the consent or approval of the issuing governmental authority or entity, no disclosure, filing or other action by the Company is required in connection with the transactions hereunder, and the Company shall not be required to assume any additional liabilities or obligations under the Real Property Permits, if any, as a result of such transfer, except where any failures of (i), (ii), (iii) or (iv) above to be true could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (s) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own or possess or to have the right to acquire any of the foregoing, singly or in the aggregate, does not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse affect on the Company and its subsidiaries, taken as a whole.

      (t) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, except for disputes that do not or would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse affect on the Company and its subsidiaries, taken as a whole.

      (u) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or

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compensation of employees by the Company or its subsidiaries; (iii) any breach by the Company or its subsidiaries of any contractual obligation to employees; or (iv) any failure with respect to a plan (within the meaning of Section 3(3) of ERISA) to comply with the terms of such plan or applicable law, except where any failures of (i), (ii), (iii) or (iv) above to be true could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the following events has or is, to the knowledge of the Company reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) an increase in the Company's or its subsidiaries' "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; (iii) the termination of any Plan the assets of which are not sufficient to pay benefit liabilities; (iv) a complete or partial withdrawal from a multiemployer plan (as such term is defined under Section 3(37) of ERISA); or (v) the filing of a claim by one or more employees or former employees of the Company or its subsidiaries related to their employment, except where any failures of (i), (ii), (iii), (iv) or (v) above to be true could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company, its subsidiaries and any other entity that, together with the Company or any subsidiary, is treated as a single employer under Section 404 of the Code, may have any liability.

      (v) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse affect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement and Prospectus.

      (w) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other organizational document, as the case may be, or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or

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condition contained in any material indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject.

      (x) Except as described in the Registration Statement and Prospectus, the Company and each of its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations, all orders and determinations, and all other applicable provisions having the force and affect of law, including without limitation, those concerning agriculture, food, food safety, livestock, animal feeding operations, medication in feed and animal waste, and no action, suit, proceeding, hearing, investigation, charge, complaint, demand, or notice has been filed or commenced against any of them alleging any failure to so comply, except where such noncompliance could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (y) (i) The Company and each of its subsidiaries possess and are in compliance with all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (including, without limitation, the U.S. Food and Drug Administration and the U.S. Department of Agriculture) necessary to conduct their respective businesses and operate their properties, (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit; and (iii) none of the terms or conditions in any such certificate, authorization or permit are likely to prevent, limit or hinder the continued operations of the Company and its subsidiaries, except where any failures of (i), (ii) or (iii) above to be true could not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (z) (i) The Company and each of its subsidiaries have filed all federal, state and local tax returns required to be filed through the date of this Agreement or has requested extensions thereof, (ii) and all such tax returns are true and complete in all material respects and are prepared in substantial compliance with all applicable laws and regulations, (iii) the Company and each of its subsidiaries have paid all taxes (whether or not shown or required to be shown on any tax return), and (iv) except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States have been created on the financial statements of the Company, no tax deficiency has been determined adversely to the Company, or any of its subsidiaries (nor does the Company, and each of its subsidiaries have any knowledge of any tax deficiency, except where any failures of (i), (ii),
(iii) or (iv) above to be true could not reasonably be expected, singly or in the aggregate,

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to have a material adverse effect on the Company and its subsidiaries taken as a whole.

      (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on an evaluation of the controls described above, the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's or its subsidiaries' internal accounting or other controls; and since the date of the most recent evaluation, there have been no changes in such controls that have materially and adversely affected, or are reasonably likely to materially and adversely effect, the Company's or its subsidiaries' internal accounting or other controls.

      (bb) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

      (cc) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock (other than pursuant to the stock dividend declared on May 6, 2005) during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

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      (dd) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      (ee) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

      (ff) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

      (gg) The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

      2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters and the Company, solely as to itself, that:

      (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

      (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney (the "CUSTODY AGREEMENT AND POWER OF ATTORNEY") signed by such Selling Shareholder and the Custodian and Attorneys-in-Fact referenced therein, relating to the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement will not contravene any provision of applicable law, or the organizational documents of such Selling Shareholder (i.e., the certificate of incorporation and by-laws if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any

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judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and such as may have previously been made or obtained.

      (c) Such Selling Shareholder has on the date hereof (other than (i) a Warrantholder with respect to Warrant Shares and (ii) Neon Capital Limited ("NEON") with respect to its Shares, for which a security interest has been granted in favor of HSBC Trustee (C.I.) Limited ("HSBC TRUSTEE") pursuant to a Trust Instrument dated 19 December 2003 between inter alia Neon and HSBC Trustee, which security interest will be released prior to payment to the Custodian with respect to the Shares to be sold by Neon pursuant to this Agreement), and on the Closing Date such Selling Shareholder (including (i) a Warrantholder and (ii) Neon) will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares. In the case of a Warrantholder, such Selling Shareholder has valid title to the Warrants to be exercised for Warrant Shares free and clear of all security interests, claims, liens, equities or other encumbrances except those that may be imposed by the United States federal or state securities laws.

      (d) The Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

      (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of transfer of such Shares in the stock registry of the Company in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a "protected purchaser" of such

Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such shares; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

      (f) The sale of Shares by such Selling Shareholder pursuant hereto is not prompted by any material non-public historical information concerning the Company or its subsidiaries.

      (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that (1) the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with written information relating to such Selling Shareholder provided to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto and (2) the representations and warranties set forth in this paragraph 2(g) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (h) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of its Shares.

      (i) Except as disclosed by such Selling Shareholder in writing to Morgan Stanley, neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1(q) of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

      3. Agreements to Sell and Purchase. Each Selling Shareholder (other than the MSCP Selling Shareholders (as defined below)), severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[-] a share (the "PURCHASE PRICE") the number of Non-MSCP Firm Shares (as defined below) (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Non-MSCP Firm Shares to be sold by such Selling Shareholder as the number of Non-MSCP Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Non-MSCP Firm Shares. Each MSCP Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters (other than Morgan Stanley), and each Underwriter (other than Morgan Stanley), upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such MSCP Selling Shareholders at the Purchase Price the number of MSCP Firm Shares (as defined below) (subject to such adjustments to eliminate fractioning shares as you may determine) that bears the same proportion to the number of MSCP Firm Shares to be sold by such MSCP Selling Shareholder as the number of MSCP Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of MSCP Firm Shares. The terms "MSCP SELLING SHAREHOLDERS" collectively refers to The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Capital Partners III, L.P. and MSCP III 892 Investors, L.P., "NON-MSCP FIRM SHARES" refers to the Firm Shares being sold by the Selling Shareholders (other than the MSCP Selling Shareholders) pursuant to this Agreement and "MSCP FIRM SHARES" refers to the Firm Shares being sold by the MSCP Selling Shareholders pursuant to this Agreement.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder (other than the MSCP Selling Shareholders), severally and not jointly, agrees to sell to the Underwriters the Additional Shares to be sold by such Selling Shareholder as described below, and the Underwriters shall have the right to purchase, severally and not jointly, up to [-] Additional Shares at the Purchase Price. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each MSCP Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters (other than Morgan Stanley) the Additional Shares to be sold by such MSCP Selling Shareholder as described below, and the Underwriters (other than Morgan Stanley) shall have the right to purchase, severally and not jointly, up to [-] Additional Shares at the Purchase Price. You may exercise these rights on behalf of the Underwriters on a pro rata basis in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Non-MSCP Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Non-MSCP Firm Shares. On each Option Closing Date, each Selling Shareholder (other than the MSCP Selling Shareholders), severally and not jointly, agrees to sell to the Underwriters the respective number of Additional Shares obtained by multiplying the number of Shares specified in the exercise notice by a fraction (a) the numerator of which is the number of Shares set forth next to such Selling Shareholder's name under "Number of Additional Shares to Be Sold" on Schedule I hereto in the case of each Selling Shareholder and (b) the denominator of which is the total number of Additional Shares to be sold by such Selling Shareholders (subject to such adjustments to eliminate fractional shares as you may determine). On each Option Closing Date, each Underwriter (other than Morgan Stanley) agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of MSCP Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of MSCP Firm Shares. On each Option Closing Date, each MSCP

Selling Shareholder, severally and not jointly, agrees to sell to the Underwriters (other than Morgan Stanley) the respective number of Additional Shares obtained by multiplying the number of Shares specified in the exercise notice by a fraction (a) the numerator of which is the number of Shares set forth next to such Selling Shareholder's name under "Number of Additional Shares to Be Sold" on Schedule I hereto in the case of each MSCP Selling Shareholder and (b) the denominator of which is the total number of Additional Shares to be sold by such MSCP Selling Shareholders (subject to such adjustments to eliminate fractional shares as you may determine).

      The Company and each Selling Shareholder hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

      The restrictions contained in the preceding paragraph shall not apply to
(a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the grant of options or the issuance of shares of Common Stock by the Company to employees, officers or directors pursuant to an employee benefit plan described in the Prospectus, (d) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions or (e) transfers of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock by a Selling Shareholder to affiliates (as such term is defined in Rule 405 under the Securities Act) of such Selling Shareholder provided that the transferee shall sign and deliver to Morgan Stanley a lock-up agreement in the form of Exhibit A hereto prior to the transfer. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

      Notwithstanding anything to the contrary contained in this Section 3, Neon may grant, at all times, a security interest in its shares of Common Stock in favor of HSBC Trustee; provided that, HSBC signs and delivers to Morgan Stanley a lock-up agreement in the form of Exhibit A hereto prior to the granting of any security interest.

      4. Terms of Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[-] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[-] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[-] a share, to any Underwriter or to certain other dealers.

      5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [-], 2005, or at such other time on the same or such other date, not later than [-], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [-], 2005, as shall be designated in writing by you.

      The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

      6. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [-] (New York City time) on the date hereof.

      The several obligations of the Underwriters are subject to the following further conditions:

      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

      (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (c) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin Brown & Wood LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

            (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and conduct its business as presently conducted as described in the Prospectus.

            (ii) Intentionally omitted.

            (iii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

            (iv) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the sale of the Shares by the Selling Shareholders have been duly authorized and are validly issued, fully paid and non-assessable;

            (v) this Agreement has been duly authorized, executed and delivered by the Company;

            (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this

      Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is identified in Annex 1 to this opinion letter (which an officer of the Company has certified to such counsel constitutes a list of all of the contracts material to the Company and its subsidiaries, taken as a whole), or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

            (vii) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Underwriters" and (B) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

            (viii) Intentionally omitted.

            (ix) the Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

            (x) (A) in the opinion of such counsel, the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (d) The Underwriters shall have received on the Closing Date an opinion of Gerard J. Schulte, General Counsel and Vice President of the Company, dated the Closing Date, to the effect that:

            (i) each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate or other power and authority to own its property and to conduct its business as described in the Prospectus;

            (ii) the Company and each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

            (iii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

      (e) The Underwriters shall have received on the Closing Date an opinion of legal counsel for each Selling Shareholder (other than those Selling Shareholders identified on Schedule I as being not required to deliver an opinion of counsel pursuant to this Section 6(c)), dated the Closing Date, either in the form attached to this Agreement with respect to the Selling Shareholder(s) identified therein or to the effect that:

            (i) the Custody Agreement and Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' right generally and subject to principles of equity, and, assuming that one or more of the Attorneys-in-Fact has signed this Agreement on behalf of such Selling Shareholder, this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholders;

            (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

            (iii) each of the Selling Shareholders has valid title to, or a valid security entitlement in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities and other encumbrances, and each of the Selling Shareholders has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares; and

            (iv) upon payment for the Shares to be sold by the Selling Shareholders to the Underwriters pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC,
      (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

      (f) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(x) above.

      With respect to Section 6(c)(x) above, Sidley Austin Brown & Wood LLP and Kirkland & Ellis LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, such legal counsel may rely, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to Morgan Stanley and shall be in form and substance satisfactory to counsel to the Underwriters.

      The opinions of Sidley Austin Brown & Wood LLP, Mr. Schulte and legal counsel for each Selling Shareholder described in Sections 6(c), 6(d) and 6(e) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

      (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

      (h) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

      (i) The Shares shall have been approved for listing on the NASDAQ National Market, subject only to official notice of issuance.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

      7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

      (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

      (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

      (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

      (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

      (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [-], 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

      (f) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (which fees of counsel shall not exceed $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., including those reasonable fees and disbursements incurred with respect to CSFB's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ National Market and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered or limousine rented in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside the United States and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", Section 10 entitled "Directed Share Program Indemnification" and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      9. Indemnity and Contribution. The Company agrees to indemnify and hold harmless (i) each Underwriter, each Selling Shareholder, each person, if any, who controls any Underwriter or Selling Shareholder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter or Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or, with respect to the indemnification provided by the Company under this Section 9(a) to each Selling Shareholder, each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Selling Shareholder within the meaning of Rule 405 under the Securities Act, information relating to any Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use therein and (ii) CSFB and each person, if any, who controls CSFB within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, and each affiliate of CSFB within the meaning of Rule 405 under Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which CSFB may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereof) arise out of or are based upon CSFB's acting (or alleged failing to act) as such "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages and liabilities that are judicially determined to have resulted from CSFB's, or such controlling person's, willful misconduct; provided, however, that the indemnity agreement in (i) above with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

      (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or any affiliate of such Underwriter, if it is established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by a majority of the Selling Shareholders as measured by the number of Shares being sold pursuant to this Agreement. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Shareholders on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders' respective obligations to contribute pursuant to this
Section 9 are several in proportion to the respective number of shares they have sold hereunder and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

      (f) The Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

      10. Directed Share Program Indemnification. The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act ("MORGAN STANLEY ENTITIES") from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

      (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

      (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or
(ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

      11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

      12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder, as the case may be, shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders who did not comply with the terms or fulfill any of the conditions of this Agreement, as the case may be, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

      16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, New York, New York 10036. Attention:
Trevor Burgess; if to the Company shall be delivered, mailed or sent to 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105. Attention: Chief Financial Officer; and if to the Selling Shareholders or any of them shall be delivered, mailed or sent to the Attorneys-in-Fact named in the Custody Agreement and Power of Attorney.

                                    Very truly yours,

                                    PREMIUM STANDARD FARMS, INC.

                                    By: _________________________________
                                    Name:
                                    Title:

                                  The Selling Shareholders named in
                                     Schedule I hereto, acting severally

                                  By: ____________________________________
                                      Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Piper Jaffray & Co.

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule II hereto

By: Morgan Stanley & Co. Incorporated

By: _____________________________________
    Name:
    Title:

                                                                      SCHEDULE I

                                                                                 NUMBER OF
                                                      NUMBER OF FIRM         ADDITIONAL SHARES
             SELLING SHAREHOLDER                     SHARES TO BE SOLD          TO BE SOLD
----------------------------------------------       ---------------------   -----------------
David Barkin#....................................

David Barkin, as custodian
   for Benjamin Barkin-Wilkins#..................

W. David Bauer, Deceased
   Virginia Bauer, Executor#.....................

Robert T. Bodamer
   Family Trust#.................................

William G. Clark#................................

Columbia/HCA Master Retirement Trust
(Account I)......................................

Columbia/HCA Master Retirement Trust
(Account II).....................................

ContiGroup Companies, Inc........................

Continental Assurance Company Pension
Investment Fund..................................

Deerway & Co.....................................

General Motors Trust Bank, National
Association, as trustee for GMAM Investment
Funds Trust......................................

Gimlet & Co......................................

Craig C. Hoagland#...............................

Laurence R. Hoagland, Jr.#......................

IFTCO............................................

Ellen W. Joffe#..................................

Louise Kepley#...................................

                                                                                 NUMBER OF
                                                      NUMBER OF FIRM         ADDITIONAL SHARES
             SELLING SHAREHOLDER                     SHARES TO BE SOLD          TO BE SOLD
----------------------------------------------       ---------------------   -----------------
John T. Luce f/k/a
   John T. Lucci#................................

J. David Luce#...................................

Marsh & McLennan Companies, Inc. U.S.
Retirement Plan - High Yield.....................

Ronald T. McCleave
   and Erika McCleave,
   Co-Trustees of McCleave
   Family Trust#.................................

Ronald T. McCleave,
   DDS, Inc. Profit
   Sharing Plan Trust#...........................

Pressley McCoy#..................................

Morgan Stanley...................................

Morgan Stanley & Co. Incorporated................

The Morgan Stanley Leveraged Equity Fund II,
L.P..............................................

Morgan Stanley Capital Investors, L.P............

Morgan Stanley Capital Partners III, L.P.........

Robert A. Morrow#................................

MSCP III 892 Investors, L.P......................

Neon Capital Limited.............................

OCM Opportunities Fund, L.P......................

OCM Opportunities Fund II, L.P...................

Prudential Funds.................................

                                                                                 NUMBER OF
                                                      NUMBER OF FIRM         ADDITIONAL SHARES
             SELLING SHAREHOLDER                     SHARES TO BE SOLD          TO BE SOLD
----------------------------------------------       ---------------------   -----------------
Prudential Investment Management, Inc............

Putnam High Yield Trust*.........................

Putnam Variable Trust-Putnam VT High Yield
Fund*............................................

Putnam Master Intermediate Income Trust*.........

Putnam High Yield Fixed Income Fund, LLC.........

Putnam Asset Allocation Funds - Conservative
Portfolio*.......................................

Putnam Asset Allocation Funds - Growth
Portfolio*.......................................

Putnam Equity Income Fund*.......................

Putnam High Income Bond Fund*....................

Putnam Managed High Yield Trust*.................

Putnam Premier Income Trust*.....................

Putnam Variable Trust-Putnam VT Diversified
Income Fund*.....................................

REK, LLC#........................................

James Rice, M.D.
   A Medical Corporation
   Defined Benefit Pension Plan#.................

Charles M.K. Simonds#............................

The George Putnam Fund of Boston*................

The Lucy Ruth Patterson
   Irrevocable Trust#............................

                                                                                 NUMBER OF
                                                      NUMBER OF FIRM         ADDITIONAL SHARES
             SELLING SHAREHOLDER                     SHARES TO BE SOLD          TO BE SOLD
----------------------------------------------       ---------------------   -----------------
Antonio Triscari#.............................
                                                          ----------              ---------
Marsha Webster#...............................
                                                          ----------              ---------

                                                          ==========              =========
      Total...................................            12,500,000              1,875,000
                                                          ==========              =========

* Copies of the Agreements and Declarations of Trust of the Selling Shareholders that are organized as Massachusetts business trusts are on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the officers of such trusts as officers and not individually and that the obligations of this instrument are to binding upon any of the Trustees, officers or shareholders of such trusts individually but are binding only upon the assets and property of such trusts.

# Not required to deliver a legal opinion pursuant to Section 6(c).

                                                                     SCHEDULE II

                                         NUMBER OF FIRM SHARES
                                            TO BE PURCHASED
                                     -----------------------------
                                      Non-MSCP            MSCP
           UNDERWRITER               Firm Shares       Firm Shares
---------------------------------    -----------       -----------
Morgan Stanley & Co. Incorporated                           0
                                     ===========       ===========

Credit Suisse First Boston LLC
                                     ===========       ===========
J.P. Morgan Securities Inc.
                                     ===========       ===========
Piper Jaffray & Co.
                                     ===========       ===========

                                     ===========       ===========

                                     ===========       ===========

                                     ===========       ===========

                                     ===========       ===========

                                     ===========       ===========

                                     ===========       ===========

         Total:..................
                                     ===========       ===========

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                    [-], 2005

Morgan Stanley & Co. Incorporated
    Credit Suisse First Boston LLC
    J.P. Morgan Securities Inc.
    Piper Jaffray & Co.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Premium Standard Farms, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of [-] shares (the "SHARES") of the Common Stock (par value $0.01 per share) of the Company (the "COMMON STOCK").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise [TO BE ADDED TO LOCK-UP LETTER FOR EXECUTIVE OFFICERS ONLY -- ; PROVIDED, THAT THE UNDERSIGNED WILL BE ALLOWED TO SELL, AFTER 145 DAYS AFTER THE DATE OF THE FINAL PROSPECTUS, SHARES OF COMMON STOCK ACQUIRED THROUGH EXERCISE OF CURRENTLY OUTSTANDING STOCK OPTIONS IN AN AMOUNT SUFFICIENT TO

FUND EXPECTED FEDERAL AND STATE TAX LIABILITIES RESULTING FROM OPTION EXERCISES]. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions or (b) transfers of shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock to affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned provided that the transferee shall sign and deliver to Morgan Stanley a lock-up agreement in the form of this letter prior to the transfer. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      If:

      (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

      (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

      The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public

Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall automatically terminate upon the earlier of (i) August 15, 2005, if the Underwriting Agreement has not been executed on or prior to that date or (ii) the date of the filing with the Securities and Exchange Commission of a notice of a withdrawal of the registration statement relating to the Public Offering pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       _____________________________________
                                       (Name)
                                       _____________________________________
                                       (Address)

                                       3